Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-202277, 333-216035, 333-216254, and 333-223080), Form S-4 (No. 333-229626), and Form S-8 (Nos. 333-131244, 333-197208 and 333-200597) of Ameris Bancorp of our report dated March 1, 2019, relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
Atlanta, Georgia
March 1, 2019